EXHIBIT 99.1

Data Storage Corporation Provides Second Quarter 2026 Business Update

Conference Call to be Held Today at 11:00 am ET

New York, N.Y., August 14, 2026 (GLOBE NEWSWIRE) — Data Storage Corporation (Nasdaq: DTST) (“DTST” and the “Company”), today provided a business update for the second quarter ended June 30, 2026.

Business Highlights:

●	Advanced the Company’s long-term investment strategy by actively evaluating acquisition opportunities focused on recurring revenue technology businesses.

●	Continued momentum at Nexxis, with revenue from continuing operations increasing 9.3% year over year.

●	Maintained a strong capital position following successful tender offer, to support disciplined capital deployment and future M&A opportunities.

Chuck Piluso, Chief Executive Officer of Data Storage Corporation, commented, “The second quarter marked another step forward in our transformation following the successful sale of our CloudFirst business. While Nexxis continued to generate recurring telecommunications revenue and delivered year-over-year growth in both revenue and gross profit, the most important work taking place today is the execution of our long-term capital allocation strategy.”

“Our objective is clear—to build shareholder value through disciplined investments and strategic acquisitions of businesses with recurring revenue, predictable cash flows and attractive long-term growth opportunities. We are actively evaluating opportunities across AI infrastructure, cybersecurity, communications, enterprise software and other technology sectors where we believe our experience, public company platform and financial resources can create meaningful value.”

“We are focused on acquiring quality businesses that we believe can generate sustainable earnings and complement our long-term investment strategy. We are looking for companies with established customer relationships, recurring revenue models, experienced management teams and opportunities for operational and financial growth.”

“At the same time, Nexxis continues to perform well as a stable operating business, reflecting continued demand for reliable enterprise connectivity solutions. We believe this recurring revenue business provides an attractive operating foundation while we pursue acquisition opportunities that have the potential to significantly expand our scale and earnings power.”

“With approximately $9.3 million in cash and cash equivalents and marketable securities, no long-term debt and the flexibility provided by our streamlined corporate structure, we believe we are well positioned to act when attractive opportunities arise. Our focus remains on disciplined execution, prudent capital allocation and building long-term value for our shareholders.”

Conference Call

Management will host a business update call today at 11:00 a.m. Eastern Time, to discuss the Company’s financial results for the second quarter of 2026 which ended June 30, 2026, as well as corporate progress and other developments.

The conference call will be available via telephone by dialing toll-free 877-407-9219 for U.S. callers or for international callers +1-412-652-1274. A webcast of the call may be accessed at  DTST Business Update Call or on the Company’s News & Events section of the website,  www.dtst.com/news-events.

A webcast replay of the call will be available on the Company’s website (www.dtst.com/news-events) through February 14, 2027. A telephone replay of the call will be available approximately three hours following the call, through August 21, 2026, and can be accessed by dialing 877-660-6853 for U.S. callers or + 1-201-612-7415 for international callers and entering conference ID: 13761587.

About Data Storage Corporation

Data Storage Corporation (Nasdaq: DTST), through its subsidiary Nexxis Inc., provides VoIP, internet access, SD-WAN, and data transport services as part of its integrated technology solutions platform. The Company is also pursuing strategic initiatives focused on AI continuity infrastructure for regulated industries, including the planned establishment of Sovereign AI Solutions (“SaiS”), which is intended to support recovery, resiliency, and compliance for sovereign AI and AI Factory environments.

DTST continues to evaluate strategic opportunities, including potential investments, partnerships, acquisitions, and other transactions focused on AI infrastructure, cybersecurity, telecommunications, and emerging enterprise technology markets. For more information, visit www.dtst.com.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, that are intended to be covered by the safe harbor created thereby. Forward-looking statements are subject to risks and uncertainties that could cause actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can provide no assurance that such expectations will prove to have been correct. These forward-looking statements are based on management’s expectations and assumptions as of the date of this press release and include statements regarding: DTST building shareholder value through disciplined investments and strategic acquisitions of businesses with recurring revenue, predictable cash flows and attractive long-term growth opportunities; DTST’s experience, public company platform and financial resources creating meaningful value for strategic opportunities, DTST acquiring quality businesses that can generate sustainable earnings and complement DTST’s long-term investment strategy; Nexxis continuing to perform well as a stable operating business, reflecting continued demand for reliable enterprise connectivity solutions: the Nexxis recurring revenue business providing an attractive operating foundation while DTST pursues acquisition opportunities that have the potential to significantly expand its scale and earnings power; DTST pursuing acquisition opportunities that have the potential to significantly expand its scale and earnings power; DTST continuing to evaluate strategic opportunities, including potential investments, partnerships, acquisitions, and other transactions focused on AI infrastructure, cybersecurity, telecommunications, and emerging enterprise technology markets While DTST believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to it on the date of this release. These forward-looking statements are subject to a number of risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, the Company’s ability to identify strategic partnerships, investments, and acquisition opportunities that enhance shareholder value, generate sustainable earnings complement DTST’s long-term investment strategy and significantly expand its scale and earnings power; the ability of Nexxis to continue to generate recurring revenue; and the Company’s ability to advance its strategic initiatives while maintaining operational flexibility. These risks should not be construed as exhaustive and should be read together with the other cautionary statements included in the Company’s most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8- K filed with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it was initially made. Except as required by law, the Company assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or otherwise.

Contact:
Crescendo Communications, LLC
212-671-1020
DTST@crescendo-ir.com

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2026 (Unaudited)	December 31, 2025
ASSETS
Current Assets:
Cash and cash equivalents	$270,691	$1,989,354
Accounts receivable, net of allowance for expected credit losses of $648 at June 30, 2026 and December 31, 2025	45,929	34,605
Escrow funds receivable	1,000,000	1,500,000
Marketable securities	9,008,914	39,004,124
Income taxes receivable	545,472	—
Prepaid expenses and other current assets	126,816	98,843
Total current assets	10,997,822	42,626,926

Property and equipment, net	15,432	16,866
Other long-term assets	120,467	378,682

Total assets	$11,133,721	$43,022,474

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$736,516	$842,473
Payable to purchaser of discontinued operations	—	15,889
Excise taxes payable	292,507	1,166,315
Total current liabilities	1,029,023	2,024,677

Deferred tax liability - non-current	—	312,334
Total long-term liabilities	—	312,334

Total liabilities	1,029,023	2,337,011

Commitments and contingencies (Note 8)

Stockholders’ equity:
Preferred stock, par value $0.001; 10,000,000 shares authorized; 0 shares issued and outstanding at June 30, 2026 and December 31, 2025, respectively	—	—
Common stock, par value $0.001; 250,000,000 shares authorized; 7,962,867 and 2,337,738 shares issued and outstanding at June 30, 2026, respectively; 7,792,267 shares issued and outstanding at December 31, 2025	7,963	7,793
Treasury stock, at cost; 5,625,129 and 0 shares as of June 30, 2026 and December 31, 2025, respectively	(29,821,464)	—
Additional paid-in capital	41,777,237	40,706,616
(Accumulated deficit) retained earnings	(1,634,676)	222,111
Accumulated other comprehensive loss	—	(14,235)
Total Data Storage Corporation stockholders’ equity	10,329,060	40,922,285
Non-controlling interest in consolidated subsidiary	(224,362)	(236,822)
Total stockholders’ equity	10,104,698	40,685,463
Total liabilities and stockholders’ equity	$11,133,721	$43,022,474

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

Sales	$358,530	$327,951	$705,237	$640,695
Cost of sales	190,049	189,769	350,737	361,736
Gross profit	168,481	138,182	354,500	278,959

Selling, general and administrative	1,450,551	1,088,944	2,922,664	1,945,859
Loss from operations	(1,282,070)	(950,762)	(2,568,164)	(1,666,900)

Interest income	81,415	103,267	199,800	224,173
Other (expense) income	(38,358)	—	80,857	—
Loss from continuing operations before income taxes	(1,239,013)	(847,495)	(2,287,507)	(1,442,727)

Benefit from income taxes	(63,637)	—	(343,873)	—
Loss from continuing operations, net of tax	(1,175,376)	(847,495)	(1,943,634)	(1,442,727)
Income from discontinued operations, net of tax		115,532		737,152
(Loss) gain on sale of discontinued operations, net of tax	(49,684)	—	99,307	—
(Loss) income from discontinued operations, net of tax	(49,684)	115,532	99,307	737,152
Net loss	(1,225,060)	(731,963)	(1,844,327)	(705,575)
Less: net income attributable to non-controlling interest of consolidated subsidiary	455	1,086	12,460	3,396

Net loss attributable to common stockholders	$(1,225,515)	$(733,049)	$(1,856,787)	$(708,971)

Loss per share from continuing operations – basic	$(0.52)	$(0.12)	$(0.73)	$(0.20)
Loss per share from continuing operations – diluted	$(0.52)	$(0.12)	$(0.73)	$(0.20)
(Loss) earnings per share from discontinued operations – basic	$(0.02)	$0.02	$0.04	$0.10
(Loss) earnings per share from discontinued operations – diluted	$(0.02)	$0.02	$0.04	$0.10
Loss per share attributable to common stockholders – basic (1)	$(0.55)	$(0.10)	$(0.69)	$(0.10)
Loss per share attributable to common stockholders – diluted (1)	$(0.55)	$(0.10)	$(0.69)	$(0.10)
Weighted average number of shares – basic	2,244,002	7,155,464	2,671,953	7,119,102
Weighted average number of shares – diluted	2,244,002	7,155,464	2,671,953	7,119,102

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended June 30,
	2026	2025
Cash Flows from Operating Activities:
Loss from continuing operations, net of tax	$(1,943,634)	$(1,442,727)
Income from discontinued operations, net of tax	99,307	737,152
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation and amortization	1,434	1,098
Stock based compensation	1,221,249	468,012
Change in fair value of warrant liability	(150,458)	—
Change in fair value of investment	69,601	—
Deferred taxes	(312,334)	—
Provision for credit losses	—	6,512
Changes in Assets and Liabilities:
Accounts receivable	(11,324)	(39,255)
Prepaid expenses and other assets	200,730	(954,925)
Income taxes receivable	(545,472)	—
Accounts payable and accrued expenses	(107,611)	1,448,519
Income taxes payable	(1,166,315)	—
Changes in assets and liabilities of discontinued operations	—	(951,873)
Net cash used in operating activities	(2,644,827)	(727,487)
Cash Flows from Investing Activities:
Capital expenditures	—	(1,156)
Purchase of marketable securities	(210,210)	(224,173)
Sale of marketable securities	30,205,420	975,000
Cash used in investing activities of discontinued operations	—	(477,655)
Net cash provided by investing activities	29,995,210	272,016
Cash Flows from Financing Activities:
Share repurchases in connection with Tender Offer	(29,528,957)	—
Costs paid in connection with at-the-market offering	(87,568)	—
Other	47,479	—
Proceeds from stock option exercises	—	38,267
Cash used in financing activities of discontinued operations	—	(51,520)
Net cash used in financing activities	(29,569,046)	(13,253)

Effect of exchange rates on cash	—	9,950

Decrease in cash, cash equivalents, and restricted cash	(2,218,663)	(458,774)

Cash, cash equivalents, and restricted cash, beginning of period	3,489,354	1,070,097

Cash, cash equivalents, and restricted cash, end of period	$1,270,691	$611,323

Reconciliation to consolidated balance sheets:
Cash and cash equivalents	$270,691	$611,323
Escrow funds receivable	1,000,000	—
Cash, cash equivalents, and restricted cash	$1,270,691	$611,323

Supplemental cash flow disclosures:
Cash paid for interest	$—	$17,239
Cash paid for income taxes	$1,711,787	$—
Non-cash investing and financing activities:
Reclassification of warrants from equity to liability	$300,533	$—
Tender offer costs included in excise taxes payable	$292,507	$—